Exhibit 10.8

Lease Agreement

Lessor: CHEUNG SHUN SHUI
HKID: C231171(0)

Tenant: UNITED WAREHOUSE MANAGEMENT LIMITED

Company Registration: 75279678-000-05-23-9

The Agreement was entered into by the lessor and the tenant on 12 July, 2023.

The landlord, lessor, tenant, tenancy, rent and leased lot are set out in "Schedule 1" respectively and agree to abide by and perform the following terms：

1.	The tenant is required to pay the specified rent to the lessor on the first day of each month during the tenancy period. If the rent is not paid by the tenant within 14 days from the date of payment of the rent, the lessor shall have the right to take appropriate action to recover the rent owed by the tenant and all costs and expenses incurred therefrom shall constitute a debt owed by the tenant to the lessor.

2.	The Lessor agrees that the Tenant may add to or make any alterations to the Lot and the Lot during the tenancy period, and the Lessor agrees to cooperate with the Tenant's application to the relevant government authorities for the Lot and Tenant need to meet the relevant commercial use.

3.	The Lessor agrees that the Tenant may transfer, sublet or sublease the Lot and the structures added to the Lot or any part thereof, or transfer the right to use the Lot or any part thereof, to any other person, etc., during the term of the Lease, and the relevant interest will be owned by the Tenant.

4.	The tenant shall comply with the laws and regulations of the Hong Kong S.A.R. and the terms and conditions of the relevant lease to which the lot belongs.

5.	The tenant is required to pay in full all Government rent, water charges, electricity charges, gas charges, telephone charges and other similar incidental charges in respect of the lot and the structures on the lot during the tenancy period.

6.	The tenant shall keep the lot in good condition of repair (except for natural wear and tear and damage caused by inherent defects) during the tenancy period and shall return the lot to the lessor in the same repaired condition or in its original condition upon expiry or termination of the tenancy.

7.	The lessor's purpose is to ensure that the tenant complies with and fulfills the terms and conditions of this tenancy agreement. If the Tenant defaults on the rent and/or other payments payable under this Agreement for more than 14 days or if the Tenant breaches any of the terms of this Agreement, the Lessor may lawfully repossess the Lot and the Lease shall be terminated immediately; The lessor may recover the loss suffered by the lessor as a result of the tenant's breach of contract, and this right will not affect the lessor's other legal actions as a result of the tenant's default.

8.	If the tenant pays the rent and miscellaneous charges on time and does not breach any of the terms of this agreement, the lessor shall not interfere with the tenant's interest in the lot during the tenancy period and shall not unilaterally repossess or terminate the tenancy agreement during the tenancy period.

1

9.	The tenant is responsible for paying the rates, Government rent and superstructure waiver fees in respect of the property.

10.	The lessor and the tenant are jointly responsible for the stamp duty charges incurred in duplicate of this contract.

11.	The Lessor and the Tenant agree and agree to the detailed information set out in Schedule 1.

12.	The Lessor owns 25% of the Lot (listed in Schedule 1), while the land owners of the other 75% of the Lot will sign lease agreement with the Tenant. The Lessor agrees that the Tenant signs and settling the rents separately for the other 75% of the Lot.

13.	The Lessor’s representative is CHEUNG CHI YIU, who will handle all matters relating to the lease. The Tenant needs to pay the rent to the lessor’s representative on time (payment information in Schedule 1).

14.	The tenancy agreement is in duplicate with a Schedule attached. This tenancy agreement has been agreed upon by both parties and all the terms and conditions of the tenancy agreement have been clearly understood and signed.

15.	The tenant has the right of first refusal to renew the lease upon expiry, and the new lease will be finalized at the prevailing market value and a new lease will be signed.

Lessor:	Lessor Representative:

/s/ Cheung Shun Shui	/s/ Cheung Chi Yuen
Name: CHEUNG SHUN SHUI	Name: CHEUNG CHI YUEN
HKID: C231171(0)	HKID: K547121(4)

Tenant:

/s/ Chan Sze Yu
Name: UNITED WAREHOUSE MANAGEMENT LIMITED
Company Registration: 75279678-000-05-23-9
Signing Person: CHAN SZE YU
Position: Director

2

Schedule 1

LOTS:	1. LOT NO. 1306 IN D.D.119
2. LOT NO. 1309 IN D.D.119
3. THE REMAINING PORTION OF SECTION B OF LOT NO. 1311 IN D.D.119

Lessor: CHEUNG SHUN SHUI
HKID: C231171(0)

Address:
Telephone: 31-0627318569

Lessor Representative: CHEUNG CHI YUEN
HKID: C231171(0)
Address:
Telephone: 31-062 731 8569

Tenant: UNITED WAREHOUSE MANAGEMENT LIMITED
Business Registration: 75279678-000-05-23-9
Address:
Telephone: 852-6606 3331
Contact Person: CHAN SZE YU

Lease Period: From 1 August, 2023 to 31 July 2029 (including the first and last days)
Rent: HKD$12,000.00 monthly.
For the first 3 years (1 August 2023 to 31 July, 2026) the monthly rent is HKD$12,000.00.
For the second 3 years (1 August, 2026 to 31 July, 2029) the monthly rent may increase not more than 10%.
Deposits: HKD$12,000.00
Payment Mehtods: Deposit HKD$12,000.00 monthly to the bank account

Bank of China (Hong Kong): 012-58620434-388

Account Name: CHEUNG CHI YUEN

Lessor signed and confirm received the Deposits and first month’s rent of total HKD$24,000.00:

/s/ Cheung Shun Shui
Name: CHEUNG SHUN SHUI
HKID: C231171(0)

3